Exhibit 10.1
Dated          January 31, 2006

TRADE MARK ASSIGNMENT
between
TAYLOR NELSON SOFRES PLC
and
HARRIS INTERACTIVE INC.

THIS ASSIGNMENT is dated January 31, 2006
Parties
(1)	TAYLOR NELSON SOFRES PLC incorporated and registered in England & Wales with company number 912624 whose registered office is at TNS House, Westgate, London W5 1UA (Assignor).

(2)	HARRIS INTERACTIVE INC., incorporated and registered in the state of Delaware and whose principal place of business is 60 Corporate Woods, Rochester, New York 14623-1457 (Assignee).
Background
(A)	By an agreement dated 13 July, 1994 (the “Gannett Agreement”) between Louis Harris International, Inc and Louis Harris & Associates, Inc (1) Sofres S.A. (now called TNS Sofres S.A.) (“Sofres”) (2) and Gannett Co., Inc. (“Gannett”), Sofres acquired the registered trade marks listed in the attached Schedule 1 (the “Original Marks) and all the rights in the Territory listed on Schedule 2 to the Louis Harris Name (as defined in the Gannett Agreement)(together, the “Name Rights”) .

(B)	By an assignment dated [to be added], 2004 Sofres assigned to the Assignor all its right and title to the Original Marks, the Name Rights, the service mark “HPOL” (together with the Original Marks, the “Marks”) any and all rights of Assignor to any and all domain names or other URLs relating to the Marks or the Name Rights(together with the Marks and Name Rights, the “Assigned Property”).

(C)	By a licence agreement dated December 31, 2004 (the “Licence”) the Assignor and the Assignee entered into an agreement to licence to the Assignee the right to use the Assigned Property throughout the Territory (as defined in the Licence). The Licence contained a right for the Assignee or the Assignor, upon that satisfaction of certain conditions described in the Licence, call for an assignment of the Assigned Property to the Assignee.

(D)	The Assignee or the Assignor has exercised its right to call for an assignment of the Assigned Property and the Assignor and Assignee have agreed that the Assignor shall assign all its rights, in and to the Assigned Property to the Assignee on the terms set out below.
Agreed Terms
1.	Assignment

1.1	In consideration of the sum of £1 now paid by the Assignee to the Assignor (the receipt of which the Assignor hereby acknowledges), the Assignor hereby assigns with full title guarantee to the Assignee absolutely the Assigned Property (including specifically the Marks) and all and any rights in and to the Assigned Property and any common law rights and all the goodwill attaching to the Assigned Property.
1.2	The assignment of the Original Marks that comprise a portion of the Assigned Property is with the benefit of the rights granted by and subject to the obligations and restrictions set out in clause 5 of the Gannett Agreement, a copy of which is annexed to this Assignment, and the Assignee hereby agrees to be bound by the provisions of clause 5 of the Gannett Agreement with respect to the Original Marks.

2.	INDEMNITY AND LIMIT OF LIABILITY

2.1	The Assignee will indemnify and keep indemnified the Assignor against all and any costs, claims, demands, liabilities, expenses, damages or losses (including without limitation consequential losses, and all interest, penalties and legal and other professional costs and expenses) arising out of or in connection with the Assignee’s failure to comply with the provisions of clause 5 of the Gannett Agreement. The liability of the Assignee under the provisions of this clause 2.1 shall not exceed the sum of US$500,000 (Five hundred thousand US Dollars).

2.2	The liability of the Assignor in respect of the covenants and warranties implied by Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 shall not exceed the sum of US$2,000,000 (Two Million US Dollars) provided that the Assignee shall not be able to recover under this assignment for any costs, claims, demands, liabilities, expenses, damages or losses (including without limitation consequential losses, and all interest, penalties and legal and other professional costs and expenses) for which the Assignee has already been compensated or received an indemnity under the Licence.

3.	Proceedings

This assignment shall include the right for the Assignee to bring proceedings against any third party in respect of the Assigned Property (including proceedings against any third party for infringement of the Assigned Property or for passing off or for otherwise infringing the rights of the Assignor in the Assigned Property). The Assignor agrees and undertakes to provide to the Assignee (at its request) all such assistance with any proceedings which may be brought by or against the Assignee against or by any third party in relation to the Assigned Property and the Assignee shall indemnify the Assignor in respect of all costs and expenses (including reasonable legal costs) actually incurred by it in providing the Assignee with such assistance.

4.	Further assurance

The Assignor covenants that at the cost and request of the Assignee at any time and from time to time it shall execute such deeds or documents and do such acts or things as may be necessary or desirable to give effect to this assignment.

5.	Governing law and jurisdiction

This assignment shall be governed by and construed in accordance with the laws of England and the parties hereto submit to the exclusive jurisdiction of the English courts.
This assignment has been entered into on the date stated at the beginning of it.

Schedule 1
1.          Registered trade marks

Country	Classes	Mark	No.
Germany	16,35,42	LOUIS HARRIS	#2033416
Spain	35	LOUIS HARRIS	#1696383MO
Italy	35	LOUIS HARRIS	#641570
Germany	16,35,42	HARRIS POLL	#2033418
Spain	35	HARRIS POLL	#1696387M3
Italy
Germany	16,35,42	HARRIS SURVEY	#2033417
Spain	35	HARRIS SURVEY	#1696385M7
UK	35	HARRIS	#1526088
UK	35	HARRIS PROMARK	#1526092
UK		THE HARRIS RESEARCH CENTRE	#1526086
UK	35, 42	HPOL	#2214210
CTM	35,42	HPOL	#1380435
WIPO	35,42	HPOL	#729904
Norway	35,42	HPOL	#729904
Romania	35,42	HPOL	#729904
Switzerland	35,42	HPOL	#729904
Turkey	35,42	HPOL	#729904
Czech Republic	35,42	HPOL	#729904
Hungary	35,42	HPOL	#729904
UNREGISTERED MARKS
HARRIS, HARRIS ONLINE
HARRIS INTERACTIVE
HARRIS POLL INTERACTIVE
DOMAIN NAMES
None known

     Schedule 2 Territory
Albania
Austria
Belgium
Bulgaria
Cyprus
Czech Republic
Denmark
Finland
France
Germany
Greece
Hungary
Ireland
Italy
Luxembourg
Monaco
Netherlands
Norway
Poland
Portugal
Romania
Spain
Sweden
Switzerland
Turkey
United Kingdom
Vatican City
Bosnia & Herzegovina
Macedonia
Yugoslavia
Belarus
Estonia
Latvia
Lithuania
Georgia
Ukraine
Russia

Signed:
for and on behalf of TAYLOR
NELSON SOFRES PLC	/s/ Raj Afghan

Group IP Counsel

Signed:
for and on behalf of
HARRIS INTERACTIVE INC.,	/s/ Gregory T. Novak

President and Chief Executive Officer